UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2017

Baldwin & Lyons, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01. Other Events

On August 31, 2017, the Board of Directors of Baldwin & Lyons, Inc. (the "Company") authorized the reinstatement of its share repurchase program for up to 2,464,209 shares of the Company's Class A or Class B common stock.  The purchases under the share repurchase program may be made in the open market or through privately negotiated transactions from time-to-time, in accordance with applicable laws, rules and regulations.  Repurchases may also be made pursuant to a Rule 10b5-1 plan, which, if adopted by the Company, would permit shares to be repurchased in accordance with pre-determined criteria when the Company might otherwise be prohibited from doing so under insider trading laws or because of self-imposed trading blackout periods. The share repurchase program may be amended, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock. The actual number and value of the shares to be purchased will depend on the performance of the Company's stock price and other market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

September 5, 2017 by: /s/ Jeremy F. Goldstein
                                      Jeremy F. Goldstein,
                                      Secretary